Exhibit 99.1

FS SPECIALTY LENDING FUND

May 2025

Dear Shareholder:

On April 22, 2025, the Board of Trustees of FS Specialty Lending Fund (the Fund) approved a plan to prepare for the listing of its common shares on the New York Stock Exchange (NYSE). The listing is intended to offer a balanced liquidity solution by providing existing shareholders with near-term access to liquidity while preserving the opportunity for long-term value appreciation for those who choose to remain invested.

Liquidity plan overview

In advance of the listing and subject to shareholder approval, the Fund will be converted from a business development company (BDC) to a closed-end fund registered under the Investment Company Act of 1940 through a reorganization into a newly formed closed-end fund.

The closed-end fund will be named “FS Specialty Lending Fund” and we currently expect its common shares to begin trading on NYSE under the ticker symbol “FSSL” before the end of the fourth quarter of 2025, subject to market conditions, shareholder approval, and final board approval.

In connection with the liquidity planning, the board approved a 6-for-1 reverse share split, which took effect at 5:00 PM Eastern on May 15, 2025. No action is required on your part in connection with the reverse split and the value of your investment will remain the same following the split.

There is no shareholder action required until the Fund commences a shareholder proxy solicitation, which we expect to begin in late June. Shareholders will be asked to vote on three proposals related to the conversion of the Fund to a closed-end fund. All three proposals must be approved for the listing to move forward.

What is a reverse share split?

A reverse share split is when a fund reduces the number of shares outstanding, while increasing its net asset value per share. Following the split, Fund shareholders will own one share for every six shares held before the split.

Why is the Fund conducting a reverse share split?

The reverse share split will help ensure compliance with the NYSE requirement of a minimum share price of $4.00 per share at the time of listing. As of March 31, 2025, the Fund’s net asset value was $3.37 per share. In addition, the share split is intended to align the Fund’s share price with the typical trading range of comparable closed-end funds, which have historically traded in the range of approximately $10 to $20 per share and to help meet the minimum share price requirements for certain broker dealers and custodians.

Visit www.fsproxy.com for the latest information related to the share split and liquidity plan.

For any questions or further information, please contact your financial advisor or FS Investments at 877-628-8575.

Sincerely,

FS Investments

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking” statements as that term is defined in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements with regard to future events or the future performance or operations of the Fund, including but not limited to, liquidity events. Words such as “intends,” “will,” “believes,” “expects,” “projects,” “future” and “may” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy due to geo-political risks, risks associated with possible disruption to the Fund’s operations or the economy generally due to hostilities, terrorism, natural disasters or pandemics, future changes in laws or regulations and conditions in the Fund’s operating area, unexpected costs, the ability of the Fund to complete the reorganization, complete the listing of the common shares on a national securities exchange, the price at which the common shares may trade on a national securities exchange, and failure to list the common shares on a national securities exchange, and such other factors that are disclosed in the Fund’s filings with the Securities and Exchange Commission (the “SEC”). The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. Except as required by federal securities laws, the Fund undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with shareholder proposals referenced herein, on April 30, 2025, the Fund and the successor fund filed with the Securities and Exchange Commission (“SEC”) solicitation materials in the form of a joint proxy statement/prospectus that will be included in a registration statement on Form N-14. The registration statement may be amended or withdrawn and the proxy statement and/or joint proxy statement/prospectus will not be distributed to shareholders unless and until the registration statement is declared effective by the SEC. Investors are urged to read the proxy statement/prospectus and any other relevant documents filed or to be filed with the SEC carefully when they become available because they will contain important information about the reorganization, the shareholder proposals, the Fund and the successor fund. After they are filed, free copies of the proxy statement/prospectus and other documents will be available on the SEC’s web site at www.sec.gov or at www.fsproxy.com.

IMPORTANT INFORMATION

The Fund, its trustees and certain of its officers may be considered to be participants in the solicitation of proxies from shareholders in connection with the matters described herein. Information regarding the identity of potential participants, and their direct or indirect interests in the Fund, by security holdings or otherwise, are set forth in the proxy statement and any other materials filed with the SEC in connection with the Fund’s 2024 annual meeting of shareholders. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus relating to the matters described herein when it is available. Shareholders are able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Fund with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are available at no charge at the Fund’s website at www.fsproxy.com.

Investors should consider a fund’s investment objective, risks, and charges and expenses before investing. The proxy statement/prospectus, when available, will contain this and other information about the fund, including risk factors that should be carefully considered.